UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

MARCH 29, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1211 SEMORAN BLVD, SUITE 141, CASSELBERRY, FLORIDA

(Address of principal executive offices, including zip code)

(407) 679-9463

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On March 29, 2005, Asconi Corporation (“Asconi”) received a Wells Notice from the staff of the Securities and Exchange Commission (“SEC”) relating to Asconi’s alleged failure to record expenses relating to the May 2003 issuances of 10,000,000 shares of its securities to two of its executive officers and of 100,000 shares to Serguei Melnik (the “Share Issuances”). The Wells Notice stated that the SEC staff intends to recommend that a civil or administrative enforcement action be brought against Asconi, alleging violations of Sections 10(b), 13(a) and 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 10b-5, 12b-20, 13a-11 and 13a-13 thereunder. On the same date, Alex Brinister, Asconi’s Vice President for U.S. Operations, and Interim CAO since October 2004, also received a Wells Notice from the SEC staff also relating to the Share Issuances. This Wells Notice, in turn, stated that the SEC staff intends to recommend that a civil or administrative enforcement action be brought against Mr. Brinister, alleging violations of Sections 10(b) and 13(b)(5) of the Exchange Act and Rules 10b-5 and 13b2-1 thereunder and aiding and abetting Asconi’s alleged violations of the Exchange Act, as well as administrative proceedings against Mr. Brinister pursuant to Rule 102(e) of the SEC’s Rules of Practice.

Under the SEC’s procedures, a Wells Notice recipient has an opportunity to respond to the SEC staff’s intended recommendation before the SEC initiates a civil action. Asconi and Mr. Brinister have been cooperating in the SEC staff’s investigation and intend to respond promptly to the respective Wells Notices, in which responses, they intend to vigorously defend their actions.

As Asconi had previously disclosed, on December 29, 2003, it received a request from the Denver regional office of the SEC to voluntarily produce documents and information as part of an informal inquiry into certain accounting practices of Asconi. The matters under investigation include, among others, Asconi’s accounting treatment of the May 2003 share issuances. The SEC requested voluntary production of documents relating to Asconi’s accounting and financial policies, practices and procedures in fiscal 2001, fiscal 2002 and fiscal 2003.

The SEC Denver staff followed up several times on its original questions and Asconi provided, to the best of its ability, all information required to these follow up inquiries. The SEC staff also requested and received testimony from Asconi’s Chief Executive Officer Constantin Jitaru, its Chief Financial Officer Anatolie Sirbu, its Chief Operating Officer Serguei Melnik and Alex Brinister. Messrs. Jitaru and Sirbu provided voluntary testimony in August, 2004, and Messrs. Melnik and Brinister provided voluntary testimony in September, 2004. In January, 2005, Asconi was advised that the SEC had elevated the informal inquiry to a formal investigation, and that they wanted to take additional testimony from Mr. Brinister. Mr. Brinister provided such additional testimony on March 8, 2005.

There can be no assurance that this matter will be resolved in a manner favorable to Asconi or Mr. Brinister. We are unable to predict the outcome of this matter, including what action, if any, the SEC might take, including the imposition of fines, penalties or other possible remedies. We will also likely continue to incur additional costs related to the SEC investigation and Wells responses, including both additional accounting and legal fees. Also, a significant amount of management’s time and attention will be diverted until these matters conclude. Any adverse development in connection with these matters could negatively impact the market value of Asconi’s common stock.

Change of Registrant’s Address. Effective as of April 4, 2005, Asconi’s executive offices address is as follows: 2200 Winter Springs Blvd., Suite 106, # 330, Oviedo, FL 32765-9344.

Section 9 Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: March 31, 2005	By:	/s/ Constantin Jitaru
Constantin Jitaru
President and CEO